Exhibit 99.1

Avalo Therapeutics Appoints Michael Heffernan as Chairman of the Board

WAYNE, PA AND ROCKVILLE, MD, Mar. 26, 2025 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical-stage biotechnology company dedicated to treating immune dysregulation, today announced the appointment of Michael Heffernan as Chairman of the Board of Directors (“Board”). Mr. Heffernan will succeed Dr. Garry Neil as Chairman of the Board. Dr. Neil will continue as a Board member and Chief Executive Officer (CEO) of the Company.

“We are thrilled to welcome Michael to Avalo’s Board of Directors during this pivotal time in our Company’s growth,” said Dr. Garry Neil, CEO of Avalo Therapeutics. “Michael’s extensive experience in building and leading biopharmaceutical companies, executing successful exits, and driving shareholder value will be invaluable as we advance our pipeline of targeted therapies for immune-mediated diseases, including our lead candidate, AVTX-009, currently in the Phase 2 LOTUS trial for hidradenitis suppurativa (HS). Additionally, I believe it is the right time to separate the role of Chairman and CEO as the Company continues to mature.”

“I am honored to assume the role of Chairman as Avalo continues to advance its pipeline and considers indication expansion,” said Mr. Heffernan. “Avalo is well-positioned for success with a strong management team, a promising mechanism of action in HS, and sufficient capital to achieve a potentially transformative data readout from the LOTUS trial next year. I look forward to working closely with Garry, the leadership team, and fellow board members to help guide the Company’s future growth and strategic direction.”

About Michael Heffernan
Michael Heffernan is a seasoned biopharmaceutical executive and entrepreneur with over 30 years of experience in the industry. He is the Founder and Chairman of Collegium Pharmaceutical (Nasdaq: COLL) and has previously served as its President and CEO. Mr. Heffernan has built and led multiple companies through numerous financings and successful exits. He has also held leadership positions at Onset Dermatologics, Clinical Studies Ltd., and Eli Lilly and Company. Currently, Mr. Heffernan serves as Chairman of the Board at Collegium, NMD Pharma and Aavantgarde Bio, and is a board member at Biohaven (NYSE: BHVN), Trevi Therapeutics (Nasdaq: TRVI), and K36 Therapeutics. He holds a Bachelor of Science in Pharmacy from the University of Connecticut and is a registered pharmacist.

About Avalo Therapeutics
Avalo Therapeutics is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β mAb, targeting inflammatory diseases. For more information about Avalo, please visit www.avalotx.com.

About AVTX-009
AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a central driver in the inflammatory process. Overproduction or dysregulation of IL-1β is implicated in many autoimmune and inflammatory diseases. IL-1β is a major, validated target for therapeutic intervention. There is evidence that inhibition of IL-1β could be effective in hidradenitis suppurativa and a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the intended use of the proceeds from the private placement; integration of AVTX-009 into our operations, including trial design and IND preparation and filing for the planned Phase 2 trial; drug development costs, timing of trials and trial results, and other risks, particularly for AVTX-009, including reliance on investigators and enrollment of patients in clinical trials; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries:
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com
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